======================================================================

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 1994




                       AMERICAN EXPRESS COMPANY
- ------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



         New York                   1-7657             13-4922250
- -------------------------------   --------------    --------------
 (State or other jurisdiction     (Commission       (IRS Employer
       of incorporation)          File Number)      Identification



American Express Tower, World Financial Center
New York, New York                                         10285
- -----------------------------------------------         ----------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code   (212) 640-2000
                                                     --------------


- ---------------------------------------------------------------------
    (Former name or former address, if changed since last report.)




======================================================================

Item 5.  Other Events

       1. On January 24, 1994, American Express Company issued a press release announcing its plan to issue a special dividend to its common shareholders, a portion of which follows:

     NEW YORK, January 24, 1994 - The American Express Company today announced plans to issue a special dividend to common shareholders consisting of common shares of its subsidiary, Lehman Brothers Holdings, Inc.

     The tax free dividend would complete a restructuring of the Company around the businesses that operate under the American Express brand name: consumer card, corporate services, travel, asset management, financial planning and international banking.

     The move, which is subject to certain conditions, would establish Lehman Brothers as an independent, publicly-owned corporation during the second quarter of 1994. Prior to the spin-off, American Express plans to strengthen Lehman Brothers' equity base, in order to reinforce the firm's strong competitive position and help it achieve solid credit ratings.

     The additional equity at Lehman Brothers will come from:

      - the purchase of about $160 million of newly-issued Lehman Brothers common shares by employees of the firm. Approximately $60 million of this amount would come from an employee ownership plan that was established last year.

      - the purchase by American Express of $200 million of newly-issued Lehman Brothers perpetual voting preferred shares, which would be held for investment purposes.

      - the purchase by American Express of $890 million of newly-issued Lehman Brothers common shares, which will be included in the subsequent dividend to shareholders.

     In recognition of its capital infusion, American Express would receive 50 percent of any Lehman Brothers net income over $400 million per year, with a cap of $50 million per year for each of the next eight years. The cumulative payout would not exceed $400 million. In addition, American Express would receive the revenue and earnings-related participations due to Lehman Brothers from Travelers Corporation as part of the sale of the retail brokerage and asset management businesses of Shearson Lehman Brothers last year. The Travelers participations are expected to yield $50 million pre-tax annually for the next three years, depending on the revenues and profits of Smith Barney Shearson.

     The special dividend to shareholders would represent all of the common shares of Lehman Brothers held by American Express. It will also include common shares that will be received in exchange for Lehman Brothers money market preferred stock currently held by American Express.

     Following the transaction, American Express expects that common shareholders will receive a cash dividend from the Lehman and American Express shares that is equivalent to the current dividend now payable on American Express shares. Future dividends would, however, be based on the determination of each company's Board of Directors and their respective assessments of the performance and financial requirements of the companies at that time.

     More than 90 percent of Lehman Brothers common shares are expected to be publicly held following completion of the transaction. The remainder will be owned by Lehman Brothers employees. American Express will own $200 million of preferred shares; it will not hold any common shares. Nippon Life will continue to hold $508 million of cumulative voting convertible preferred
shares.   American Express will not be represented on the Lehman Brothers
Board and there will be no directors in common between the two companies. Richard S. Fuld Jr. will continue as President and Chief Executive Officer of Lehman Brothers.

     Final terms of the transaction and the special dividend have not yet been determined. The special dividend and other matters are subject to a number of conditions including: receipt of a favorable tax opinion, regulatory clearances, market conditions and final approval by the American Express Board. In addition, the capital infusion and certain other matters are subject to approval by the Lehman Brothers' Board. Aside from closing related costs, no earnings gains or losses are anticipated from this transaction for either American Express or Lehman Brothers.

       2. On January 24, 1994, American Express Company issued the following press release reporting its 1993 earnings:

        NEW YORK, January 24, 1994 -- American Express today reported 1993 consolidated income from continuing operations of $1.6 billion, or $3.17 per share, compared with $578 million, or $1.12 per share, a year ago. The year ago earnings are before accounting changes.

        Results for both periods reflected a number of significant items. The 1993 results include a gain of $433 million on the secondary public offering of First Data Corporation (FDC). The 1992 results included a net charge of $217 million related to a restructuring charge at Travel Related Services
(TRS) and additional reserves at Balcor, which were partially offset by a gain on the initial public offering of FDC.

        Separately, American Express announced plans to spin-off its subsidiary Lehman Brothers (Lehman) to shareholders through a dividend payable during the second quarter of 1994. Lehman, which is now treated as a "discontinued operation," reported 1993 income of $376 million before net losses from the sale of various businesses and their related earnings for the year. Lehman results are discussed in more detail in the Lehman section.

        Including discontinued operations, American Express consolidated net income for 1993 totaled $1.5 billion, or $2.92 per share, compared with $461 million, or $0.88 per share a year ago.

        For the fourth quarter, American Express reported consolidated income from continuing operations of $291 million, or $0.57 per share, compared with $255 million, or $0.51 per share a year ago. Including discontinued operations, consolidated fourth quarter net income totaled $399 million, or $0.78 per share, compared with $82 million, or $0.15 per share, a year ago.

        Travel Related Services (TRS) reported 1993 net income of $895 million, compared with net income of $243 million before the change in
accounting last year.   Year-ago results included a $342 million restructuring
charge ($492 million pre-tax) largely related to reengineering initiatives designed to lower ongoing costs.

        Net revenues were down slightly, reflecting discount rate reductions, a decrease in net card fees, and lower net interest on lending products.
This decline was largely offset by an increase in billed business, reflecting higher spending per Cardmember and an increase in the number of Service Establishments accepting the Card.

        Excluding interest expense, credit provisions and the 1992 restructuring charge, total expenses were essentially flat compared to a year ago. These results were achieved as a result of the company's ongoing reengineering initiatives, which offset costs associated with overall growth in business volumes and franchise building investments.

     Credit provisions declined significantly reflecting actions taken last year to restructure the portfolio, as well as ongoing improvements in credit management.

        For the fourth quarter, TRS net income was $213 million, compared with $181 million a year ago.

        IDS Financial Services (IDS) reported record net income of $358 million, a 21 percent increase from $297 million before the change in accounting last year.

        Revenue and earnings growth benefited primarily from an increase in management fees and net investment income that resulted from higher asset levels. Results also benefited from wider investment margins compared to year-ago levels.

        IDS reported record sales of annuities, mutual funds, and life and related insurance products, while sales of investment certificates decreased from last year.

        For the fourth quarter, IDS net income was $98 million, compared with $82 million a year ago.

        American Express Bank (AEB) reported 1993 net income of $81 million,
compared with $26 million before the change in accounting  last year.   Last
year's results reflected the recognition of additional reserves on credit-related exposures, principally those associated with discontinued real estate lending activities in the United Kingdom, as well as a restructuring charge.

        Results for 1993 reflect growth in fee income and foreign exchange activities, as well as benefits from lower short-term funding costs.

        Total nonperforming loans and other nonperforming assets (in-substance foreclosures and assets acquired in loan settlements) of $132 million decreased $53 million from last year and $66 million from the third quarter, largely as a result of the disposition of United Kingdom real estate loans.

        AEB's net income was $20 million for the fourth quarters of both 1993 and 1992.

        Lehman Brothers (Lehman)   As noted earlier, American Express today
announced plans to spin-off Lehman to its shareholders as a special dividend. Accordingly, Lehman results are shown in the attached consolidated financial statement as "discontinued operations."

        The businesses that now comprise Lehman reported 1993 net income of $376 million, before net losses from the sale of various businesses and their
related earnings for the year.   After accounting for these items, Lehman
reported a net loss of $102 million, compared with a net loss of $124 million last year.

          The 1992 results reflected a series of charges that totaled $316 million after-tax, consisting of: $59 million ($90 million pre-tax) of additional legal provisions; a $107 million ($162 million pre-tax) writedown in the carrying value of certain real estate invstments in the fourth quarter; and charges of $150 million ($245 million pre-tax) related to Lehman's holdings of Computervision Corporation.

        Excluding the businesses that have been sold, Lehman's revenues, net of interest expense, increased 23 percent, reflecting increased market making and principal transactions across all business lines. Investment banking
revenues increased, reflecting higher underwriting volume.   Total
non-interest expenses grew 7 percent, excluding the 1992 charges mentioned above, as a result of higher levels of compensation and benefits expense related to increased revenue and profitability.

          After preferred dividend requirements, American Express' share of Lehman's results was a net loss of $127 million, compared with a net loss of $149 million last year.

        For the fourth quarter, Lehman's net income was $114 million, compared with a net loss of $166 million a year ago, which included the additional legal provisions and real estate writedowns mentioned above. The Company's share of Lehman's fourth quarter results was net income of $108 million, compared with a net loss of $173 million a year ago.

        Corporate and Other reported 1993 net expenses of $203 million, compared with net expenses of $205 million last year before: the Company's share of FDC's net income of $40 million in 1993 and $92 million in 1992; a $433 million after-tax gain in 1993 and a $425 million after-tax gain in 1992 from the public offerings of FDC common stock; and $300 million in additional reserves related to The Balcor Company in 1992. After accounting for these items, Corporate and Other reported net income of $270 million in 1993 and $12 million last year.

        The Company reduced its ownership interest in FDC from 100 percent to 54 percent in April 1992, and to 22 percent in March 1993.

        Change in U.S. federal income tax rate. The Company's results for the 12 months ended December 31, 1993 include a $30 million one-time benefit from the impact of a change in the U.S. federal income tax rate (from 34 percent to 35 percent) on the Company's net deferred tax assets.

        Accounting Changes. Results for the 12 months ended December 31, 1992 reflected the Company's adoption of two new accounting standards, SFAS No. 106 and SFAS No. 109, which together increased 1992 income from continuing operations by $33 million.

                                       * * *

        American Express Company is a diversified travel and financial services company founded in 1850. It is a world leader in charge cards, Travelers Cheques, travel, financial planning and international banking.

                             AMERICAN EXPRESS COMPANY
                                 FINANCIAL SUMMARY
                                   (Unaudited)

   (dollars in millions, except per share amounts)


                                       Three Months Ended
                                            December 31,        Percentage
                                         1993         1992      Inc/(Dec)
   Revenues by Industry Segment
        Travel Related Services        $2,570.4     $2,605.6      (1.4%)
        IDS Financial Services            806.9        737.7       9.4
        American Express Bank             311.8        318.3      (2.0)
                                        -------      -------
                                        3,689.1      3,661.6       0.8
        Corporate and Other,
           including adjustments
           and eliminations (B)            19.2        (14.5)       -
                                        -------       -------
         CONSOLIDATED REVENUES         $3,708.3     $3,647.1       1.7
                                        =======      =======


   Pretax Income (Loss) from
   continuing operations
   before accounting changes
   by Industry Segment
        Travel Related Services          $290.2       $255.7      13.5%
        IDS Financial Services            139.3        117.5      18.6
        American Express Bank              27.8         26.0       7.0
                                         ------       ------
                                          457.3        399.2      14.6


        Corporate and Other (B):
           Corporate expenses             (76.8)       (76.9)      0.1
           Equity in FDC net income        11.4         23.4     (51.5)
                                          ------       ------
             Total                        (65.4)       (53.5)    (22.4)
                                          ------       ------
          PRETAX INCOME                  $391.9       $345.7      13.4
                                          ======       ======

                                        Twelve Months Ended
                                            December 31,        Percentage
                                         1993         1992      Inc/(Dec)
   Revenues by Industry Segment
        Travel Related Services        $9,835.2    $10,205.3      (3.6%)
        IDS Financial Services          3,156.0      2,874.4       9.8
        American Express Bank           1,191.8      1,328.3     (10.3)
                                       --------     --------
                                       14,183.0     14,408.0      (1.6)
        Corporate and Other,
           including adjustments
           and eliminations (B)           (10.2)      (112.0)    (90.9)
                                       --------     --------
         CONSOLIDATED REVENUES        $14,172.8    $14,296.0      (0.9)
                                       ========     ========

   Pretax Income (Loss) from
   continuing operations
   before accounting changes
   by Industry Segment
        Travel Related Services        $1,190.2       $277.2         #
        IDS Financial Services            518.0        407.6      27.1%
        American Express Bank             117.1         13.7         #
                                        -------        -----
                                        1,825.3        698.5         #


        Corporate and Other (B):
           Corporate expenses             451.4         15.1         #
           Equity in FDC net income        49.2         92.4     (46.8)
                                        -------       ------
             Total                        500.6        107.5         #
                                        -------       ------
          PRETAX INCOME                $2,325.9       $806.0         #
                                        =======       ======

                             AMERICAN EXPRESS COMPANY
                                 FINANCIAL SUMMARY
                                    (Unaudited)

   (dollars in millions, except per share amounts)
                                         Three Months Ended
                                            December 31,        Percentage
                                         1993         1992      Inc/(Dec)
   Income (Loss) from continuing
   operations before accounting
   changes by Industry Segment
        Travel Related Services          $213.2       $181.0      17.7%
        IDS Financial Services             97.5         82.2      18.6
        American Express Bank              19.9         19.6       1.4
                                         ------        -----
                                          330.6        282.8      16.9

        Corporate and Other (B):
           Corporate expenses             (51.3)       (51.7)     (0.8)
           Equity in FDC net income        11.4         23.4     (51.5)
                                         ------        -----
             Total                        (39.9)       (28.3)    (40.9)
                                         ======        =====
   Income from continuing operations
     before accounting changes            290.7        254.5      14.2
   Discontinued operations (net of
     income taxes) (A)                    108.0       (172.8)        -
   Net income before accounting           -----        -----
     changes                              398.7         81.7         #

   Cumulative effect of changes in
        accounting (C)                        -            -        -
                                          -----        -----
          NET INCOME (D)                 $398.7        $81.7         #
                                          =====        =====


   Earnings per common share:
      Continuing operations                $0.57        $0.51     11.8
      Discontinued operations               0.21       (0.36)        -
                                            ----        ----
      Before accounting changes             0.78         0.15        #
      Cumulative effect of changes in
       accounting                              -            -        -
                                            ----         ----
   NET INCOME PER COMMON SHARE             $0.78        $0.15        #
                                            ====         ====
   Cash dividends declared per common
     share                                 $0.25        $0.25        -
                                         =======      =======
   Average shares outstanding (000's)    505,044      479,189        -
                                         =======      =======

                                        Twelve Months Ended
                                            December 31,        Percentage
                                         1993         1992      Inc/(Dec)

   Income (Loss) from continuing
   operations before accounting
   changes by Industry Segment
        Travel Related Services          $895.2       $242.8         #
        IDS Financial Services            357.9        296.5      20.7%
        American Express Bank              81.2         26.4         #
                                       --------      -------
                                        1,334.3        565.7         #

        Corporate and Other (B):
           Corporate expenses             230.2        (80.3)        -
           Equity in FDC net income        40.3         92.4     (56.4)
                                        -------      -------
             Total                        270.5         12.1         #

   Income from continuing operations
      before accounting changes         1,604.8        577.8         #
   Discontinued operations (net of
     income taxes) (A)                   (127.0)      (149.3)     14.9
   Net income before accounting         -------       ------
     changes                            1,477.8        428.5         #

   Cumulative effect of changes in
        accounting (C)                        -         32.8         -
                                        --------      ------
   NET INCOME (D)                       $1,477.8      $461.3         #
                                        ========      ======

   Earnings per common share:
      Continuing operations                $3.17        $1.12        #
      Discontinued operations             (0.25)       (0.31)     19.4
                                          ------        -----
      Before accounting changes             2.92         0.81        #
      Cumulative effect of changes in
       accounting                              -         0.07        -
                                          ------        -----
   NET INCOME PER COMMON SHARE             $2.92        $0.88        #
   Cash dividends declared per common    =======       ======
     share                                 $1.00        $1.00        -
                                         =======      =======
   Average shares outstanding (000's)    500,138      476,713        -
                                         =======      =======


   (A) In January 1994, the Company announced its plan to complete a tax free spin - off of Lehman Brothers (LB) through a special dividend to shareholders. The transaction is expected to occur in the second quarter of 1994. Accordingly, LB results are reported as Discontinued Operations for all periods presented. Discontinued Operations include LB ongoing results, the income of two businesses sold by LB earlier in the year, as well as the net loss related to those sales. The following chart details these amounts:

                                         Three Months Ended
                                             December  31,
                                           1993         1992

   Lehman Brothers Operations             $114.4      ($199.6)
   TBC Operations                              -         21.0
   SLBD Operations                             -         12.1
   Gain on Sale of TBC                         -            -
   Loss on Sale of SLBD                        -            -
   Non-Core Business Reserves                  -            -
                                          ------       ------
   Income (Loss) Before Accounting
       Changes                             114.4       (166.5)
   Accounting Changes                          -            -
                                          ------       ------
                                           114.4       (166.5)
   Preferred Dividends                     (6.4)         (6.3)
                                          ------       ------
   Discontinued Operations                $108.0      ($172.8)
                                          ======       ======

                                        Twelve Months Ended
                                             December  31,
                                           1993         1992

   Lehman Brothers Operations             $375.8      ($248.2)
   TBC Operations                           24.4         76.9
   SLBD Operations                          63.2         54.8
   Gain on Sale of TBC                     165.0            -
   Loss on Sale of SLBD                  (630.0)            -
   Non-Core Business Reserves            (100.0)            -
                                         ------        ------
   Income (Loss)  Before Accounting
       Changes                           (101.6)       (116.5)
   Accounting Changes                         -          (7.4)
                                         ------        ------
                                         (101.6)       (123.9)
   Preferred Dividends                    (25.4)        (25.4)
                                         ------        ------
   Discontinued Operations              ($127.0)      ($149.3)
                                         ======        ======

                              AMERICAN EXPRESS COMPANY
                                  FINANCIAL SUMMARY
                                     (Unaudited)


(B) As a result of the Company's public offering of FDC common stock in April 1992, American Express' former 100 percent ownership interest in FDC was reduced to approximately 54 percent. On March 29, 1993, the Company further reduced its ownership interest in FDC to approximately 22 percent by the sale of 34.6 million shares. As a result of the Company's reduced ownership, FDC is reported under the equity method of accounting effective January 1, 1993. The $433 million after-tax gain ($779 million pretax) from the March 1993 public offering is included in Corporate expenses for the twelve months ended December 31, 1993. The $425 million after-tax gain ($706 million pretax) from the April 1992 public offering is included in Corporate expenses for the twelve months ended December 31, 1992. The Company's equity in the net income of FDC is included on one line in consolidated expenses for all periods. Corporate expenses for the twelve months ended December 31, 1992 includes reserves of $388 million ($300 million after-tax) related to The Balcor Company.


(C) Results for the twelve months ended December 31, 1992 include the effect of the Company's adoption of two new accounting standards. SFAS No. 106, covering accounting for postretirement benefits, was adopted in the third quarter of 1992, effective January 1, 1992. SFAS No. 109, covering accounting for income taxes, was adopted in the first quarter of 1992, effective January 1, 1992.

                          Income from
                           continuing
                           operations
                               before  Cumulative  Cumulative
                           accounting   Effect of   Effect of       Net
                              changes    SFAS 109    SFAS 106    Income

    Travel Related Services   $242.8           -      ($78.9)    $163.9
    IDS Financial Services     296.5           -       (19.8)     276.7
    American Express Bank       26.4           -        (7.4)      19.0
    Corporate and Other         12.1      $147.0        (8.0)     151.1
                              ------      ------      ------      -----
         Consolidated         $577.8      $147.0     ($114.1)    $610.7
                              ======      ======      ======      =====

(D) The Company's results for the twelve months ended December 31, 1993 include a $30.5 million one-time benefit from the impact of a change in the U.S. federal income tax rate (from 34 percent to 35 percent) on the Company's net deferred tax assets.

                                   Adjustment of
                                  Deferred Taxes
             Travel Related Services      $22.4
             IDS Financial Services         0.4
             American Express Bank          5.4
             Corporate and Other            2.3
                                          -----
                Consolidated              $30.5
                                          =====


   Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.

   # Denotes variance of more than 100%.

    (Preliminary)
                               Travel Related Services
                                 Statement of Income
                                    (Unaudited)

    (Amounts in millions, except percentages and where indicated)

                                     Three Months Ended
                                        December 31,      Percentage
                                        1993      1992     Inc/(Dec)
    Revenues:
      Discount Revenue                  $980      $967         1.4%
      Net Card Fees                      426       441        (3.5)
      Interest and Dividends             176       179        (1.5)
      Other Revenues                     663       663         0.2
                                       -----     -----
                                       2,245     2,250        (0.2)
                                       -----     -----

      Lending:
        Finance Charge Revenue           325       356        (8.9)
        Interest Expense                  75        89       (15.4)
                                       -----     -----
         Net Finance Charge Revenue      250       267        (6.7)
                                       -----     -----
             Total Net Revenues        2,495     2,517        (0.9)
                                       -----     -----
    Expenses:
      Marketing and Promotion            283       258        10.0
      Provision for Losses and Claims:
        Charge Card                      198       261       (24.3)
        Lending                          109       142       (23.5)
        Other                             88        90        (1.4)
                                       -----     -----
              Total                      395       493       (19.9)
      Interest Expense:
        Charge Card                      142       170       (16.6)
        Other Interest Expense            49        33        50.1
                                       -----     -----
               Total                     191       203        (5.9)
      Net Discount Expense                65        47        39.1
      Human Resources                    607       601         1.0
      Other Operating Expenses           664       659         0.6
      Restructuring Charge                 0         0           -
                                        -----     -----
             Total Expenses             2,205     2,261        (2.5)
                                        -----     -----
    Pretax Income                        290       256        13.5
    Income Tax Provision                  77        75         3.2
                                        -----     -----
    Net Income Before Accounting
       Change                           $213      $181        17.7
                                        =====     =====

                                   Selected Statistical Information
    Total Cards in Force:
       United States                    24.7      24.3         1.5
       Outside the United States        10.7      10.4         2.9
                                        -----     -----
               Total                    35.4      34.7         1.9
                                        =====     =====
    Basic Cards in Force:
       U.S. Charge Card                 11.5      12.1        (5.2)
       U.S. Corporate Card               6.5       5.3        23.4
       International Charge Card         8.0       8.1        (1.7)
                                        -----     -----
               Total                    26.0      25.5         1.8
                                        =====     =====
    Card Billed Business (billions):
       United States                   $24.5     $22.4         9.4
       Outside the United States         9.6       8.9         7.9
                                        -----     -----
               Total                   $34.1     $31.3         8.9
                                        =====     =====

                               Travel Related Services
                                 Statement of Income
                                    (Unaudited)

                                     Twelve Months Ended
                                        December 31,      Percentage
                                        1993      1992     Inc/(Dec)

    Revenues:
      Discount Revenue                $3,621    $3,656        (1.0%)
      Net Card Fees                    1,727     1,820        (5.1)
      Interest and Dividends             724       720         0.5
      Other Revenues                   2,441     2,480        (1.5)
                                       -----     -----
                                       8,513     8,676        (1.9)
                                       -----     -----

      Lending:
        Finance Charge Revenue         1,321     1,529       (13.6)
        Interest Expense                 319       451       (29.2)
                                       -----     -----
        Net Finance Charge Revenue     1,002     1,078        (7.1)
                                       -----     -----
            Total Net Revenues         9,515     9,754        (2.4)
                                       -----     -----
    Expenses:
      Marketing and Promotion          1,075     1,084        (0.8)
      Provision for Losses and Claims:
        Charge Card                      792       997       (20.6)
           Lending                       427       793       (46.1)
           Other                         339       398       (14.7)
                                       -----     -----
                     Total             1,558     2,188       (28.8)
      Interest Expense:
           Charge Card                   662       788       (16.0)
           Other Interest Expense        137       111        23.8
                                       -----     -----
               Total                     799       899       (11.1)
      Net Discount Expense               219       100           #
      Human Resources                  2,246     2,260        (0.6)
      Other Operating Expenses         2,428     2,454        (1.1)
      Restructuring Charge                 0       492           #
                                       -----     -----
               Total Expenses          8,325     9,477       (12.2)
                                       -----     -----
    Pretax Income                      1,190       277           #
    Income Tax Provision                 295        34           #
                                       -----     -----
    Net Income Before Accounting
      Change                            $895      $243           #
                                       =====     =====

                              Selected Statistical Information
    Total Cards in Force:
      United States                     24.7      24.3         1.5
      Outside the United States         10.7      10.4         2.9
                                       -----     -----
            Total                       35.4      34.7         1.9
                                       =====     =====
    Basic Cards in Force:
      U.S. Charge Card                  11.5      12.1        (5.2)
      U.S. Corporate Card                6.5       5.3        23.4
      International Charge Card          8.0       8.1        (1.7)
                                       -----     -----
            Total                       26.0      25.5         1.8
                                       =====     =====
    Card Billed Business (billions):
      United States                    $89.8     $82.0         9.4
      Outside the United States         34.3      35.6        (3.6)
                                       -----     -----
            Total                     $124.1    $117.6         5.5
                                       =====     =====

    # Denotes variance of more than 100%.
    Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.


    (Preliminary)
                           Travel Related Services (continued)
                            Selected Statistical Information
                                    (Unaudited)

    (Amounts in millions, except percentages and where indicated)

                                     Three Months Ended
                                        December 31,      Percentage
                                        1993      1992     Inc/(Dec)


    Number of Service Establishments     3.6       3.4         6.6%
    Travelers Cheque Sales (billions)   $4.8      $4.7         1.4
    Average Travelers Cheques
        Outstanding (billions)          $4.9      $4.9        (0.3)
    Travel Sales (billions)             $2.2      $1.8        19.8
    Return on Average Shareholder's
      Equity                            23.2%      6.6%          -

                                     Twelve Months Ended
                                        December 31,      Percentage
                                         1993     1992     Inc/(Dec)


    Number of Service Establishments     3.6       3.4         6.6%
    Travelers Cheque Sales (billions)  $23.6     $24.0        (1.3)
    Average Travelers Cheques
        Outstanding (billions)          $5.0      $4.8         3.6
    Travel Sales (billions)             $8.0      $7.0        14.1
    Return on Average Shareholder's
      Equity                            23.2%      6.6%          -

    Note: Certain prior year amounts have been reclassified/restated to conform to the current year's presentation.

    (Preliminary)
                                   IDS Financial Services
                                     Statement of Income
                                         (Unaudited)

    (Amounts in millions, except percentages and where indicated)

                                     Three Months Ended
                                        December 31,      Percentage
                                        1993      1992     Inc/(Dec)
   Revenues:
     Investment Income                  $515      $497          3.7%
     Fee Income                          198       158         25.2
     Other Income                         94        83         13.1
                                        ----      ----
               Total Revenues            807       738          9.4
                                        ====      ====

    Expenses:
      Provision for Losses and Benefits:
           Annuities                     264       266         (0.7)
           Insurance                      84        78          6.8
           Investment Certificates        27        38        (29.7)
           Other                           0         2        (59.7)
                                        ----      ----
               Total                     375       384         (2.2)
      Human Resources                    197       159         23.9
      Other Operating Expenses            96        78         23.0
                                        ----      ----
         Total Expenses                  668       621          7.6
                                        ----      ----
    Pretax  Income                       139       117         18.6
    Income Tax Provision                  41        35         18.4
                                        ----      ----
    Net Income Before Accounting
      Change                             $98       $82         18.6
                                        ====      ====

                                   Selected Statistical Information

 Life Insurance in Force (billions)    $46.1     $40.9         12.8
                                        ====      ====
 Assets Owned and/or Managed (billions):
  Assets managed for institutions      $25.0     $21.4         16.9
  Assets owned and managed for
      individuals
                Owned Assets            37.3      31.9         16.9
                Managed Assets          37.4      30.0         24.6
                                        ----      ----
                          Total        $99.7     $83.3         19.7
                                        ====      ====

 Sales of Selected Products (millions):
  Mutual Funds                        $2,335    $1,690         38.2
  Annuities                           $1,053      $954         10.4
  Investment Certificates               $123       $95         29.6
  Life and Other Insurance
    Sales                                $89       $70         26.9

  Number of Financial Planners         7,655     7,313          4.7
  Number of Financial Plans
    Completed                         30,951    22,529         37.4
  Product Sales Generated from
    Financial Plans as a Percentage
    of Total Sales                      59.3%     51.4%           -
  Return on Average Shareholder's
    Equity                              17.9%     16.5%           -


                                   IDS Financial Services
                                     Statement of Income
                                         (Unaudited)

                                     Twelve Months Ended
                                        December 31,       Percentage
                                        1993      1992      Inc/(Dec)
    Revenues:
     Investment Income                $2,049    $1,938          5.7%
     Fee Income                          727       598         21.5
     Other Income                        380       338         12.3
                                        ----      ----
               Total Revenues          3,156     2,874          9.8
                                        ----      ----

    Expenses:
      Provision for Losses and Benefits:
           Annuities                   1,065     1,028          3.6
           Insurance                     321       308          4.0
           Investment Certificates       124       178        (30.5)
           Other                           5         8        (26.6)
                                        ----      ----
                Total                  1,515     1,522         (0.4)
      Human Resources                    757       635         19.1
      Other Operating Expenses           366       309         18.2
                                        ----      ----
                Total Expenses         2,638     2,466          6.9
                                        ----      ----

    Pretax  Income                       518       408         27.1
    Income Tax Provision                 160       111         44.1
                                        ----      ----
    Net Income Before Accounting
      Change                            $358      $297         20.7
                                        ====      ====

                                     Selected Statistical Information


 Life Insurance in Force (billions)    $46.1     $40.9         12.8
                                        ====      ====
 Assets Owned and/or Managed (billions):
  Assets managed for institutions      $25.0     $21.4         16.9
  Assets owned and managed for
     individuals
                Owned Assets            37.3      31.9         16.9
                Managed Assets          37.4      30.0         24.6
                                        ----      ----
                          Total        $99.7     $83.3         19.7
                                        ====      ====

  Sales of Selected Products (millions):
   Mutual Funds                       $8,583    $6,958         23.4
   Annuities                          $4,105    $3,581         14.6
   Investment Certificates              $575      $664        (13.3)
   Life and Other Insurance
     Sales                              $309      $230         34.4
  Number of Financial Planners         7,655     7,313          4.7
  Number of Financial Plans
    Completed                        102,896    85,146         20.8
  Product Sales Generated from
    Financial Plans as a Percentage
    of Total Sales                      57.5%     50.2%           -
  Return on Average Shareholder's
    Equity                              17.9%     16.5%           -

  Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.

    (Preliminary)
                                  American Express Bank
                                   Statement of Income
                                       (Unaudited)

    (Amounts in millions, except percentages and where indicated)

                                     Three Months Ended
                                        December 31,       Percentage
                                        1993      1992      Inc/(Dec)
    Net Revenues:
         Interest Income                $229      $253         (9.4%)
         Interest Expense                155       178        (12.7)
                                        ----      ----
             Net Interest Income         74        75         (1.5)
         Commissions, Fees and Other
            Revenues                      65        52         24.8
         Foreign Exchange Income          18        14         31.8
                                        ----      ----
              Total Net Revenues         157       141         11.4
                                        ----      ----

    Provision for Credit Losses            5         6        (15.0)
                                        ----      ----
    Expenses:
         Human Resources                  57        51         11.9
         Other Operating Expenses         67        58         15.8
                                        ----      ----
              Total Expenses             124       109         13.9
                                        ----      ----
    Pretax Income                         28        26          7.0
    Income Tax Provision (Benefit)         8         6         24.4
                                        ----      ----
    Net Income Before Accounting
      Change                             $20       $20          1.4
                                        ====      ====

                                   Selected Statistical Information

    Return on Average Assets            0.62%     0.57%           -
    Return on Average Shareholder's
      Equity                           12.96%    13.96%           -
    Total Loans                       $5,126    $4,788          7.0
    Reserve for Credit Losses           $111      $134        (16.9)
    Total Nonperforming Loans            $43      $102        (57.7)
    Other Nonperforming Assets           $89       $83          6.9
    Risk-Based Capital Ratios:
         Tier 1                         6.3%       5.7%           -
         Total                         10.2%       9.1%           -
    Leverage Ratio                      4.4%       4.3%           -

                                  American Express Bank
                                   Statement of Income
                                       (Unaudited)

                                     Twelve Months Ended
                                        December 31,        Percentage
                                        1993      1992      Inc/(Dec)

    Net Revenues:
         Interest Income                $893    $1,068        (16.4%)
         Interest Expense                601       782        (23.2)
                                        ----      ----
              Net Interest Income        292       286          2.0
         Commissions, Fees and Other
            Revenues                     229       200         14.5
         Foreign Exchange Income          70        60         17.1
                                        ----      ----
              Total Net Revenues         591       546          8.2
                                        ----      ----

    Provision for Credit Losses           34        94        (64.2)
                                        ----      ----
    Expenses:
         Human Resources                 217       226         (3.7)
         Other Operating Expenses        223       212          4.6
                                        ----      ----
              Total Expenses             440       438          0.3
                                        ----      ----
    Pretax Income                        117        14            #

    Income Tax Provision (Benefit)        36       (12)           -
                                        ----      ----
    Net Income Before Accounting
      Change                             $81       $26            #
                                        ====      ====

                                   Selected Statistical Information

    Return on Average Assets            0.65%     0.19%           -
    Return on Average Shareholder's
      Equity                           13.74%     4.57%           -
    Total Loans                       $5,126    $4,788          7.0
    Reserve for Credit Losses           $111      $134        (16.9)
    Total Nonperforming Loans            $43      $102        (57.7)
    Other Nonperforming Assets           $89       $83          6.9
    Risk-Based Capital Ratios:
         Tier 1                         6.3%      5.7%            -
         Total                         10.2%      9.1%            -
    Leverage Ratio                      4.4%      4.3%            -


    # Denotes variance of more than 100%.
    Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.

   (Preliminary)
                                           Lehman Brothers
                                         Statement of Income
                                             (Unaudited)

   (Amounts in millions, except percentages and where indicated)
                                    Three Months Ended
                                         December 31,     Percentage
                                        1993      1992     Inc/(Dec)
   Revenues:
     Commissions                       $127      $108       18.5%
     Market Making and Principal
      Transactions                      359       220       62.8
     Investment Banking                 246       121          #
     Interest and Dividends           1,451     1,363        6.5
     Other                               20        40      (52.4)
                                      -----     -----
              Total Revenues          2,203     1,852       19.0
     Interest Expense                 1,326     1,215        9.1
                                      -----     -----
              Net Revenues              877       637       37.8
                                      -----     -----
   Non-Interest Expenses:
     Compensation and Benefits          442       342       29.1
     Communications                      48        46        4.5
     Occupancy and Equipment             38        40       (2.0)
     Depreciation and Amortization       33        23       36.5
     Advertising and Market
      Development                        33        35       (3.1)
     Brokerage, Commissions and
      Clearance Fees                     42        45       (6.7)
     Professional Services               45        40        8.3
     Other                               33       375      (90.7)
     Computervision Writedown             0         0          -
                                      -----     -----
       Total Non-Interest Expenses      714       946      (24.5)
                                      -----     -----
                                        163      (309)         -
   Businesses Sold                        0        61          -
                                      -----     -----
   Income (Loss) Before Taxes           163      (248)         -
   Income Tax Provision (Benefit)        49       (82)         -
                                      -----     -----
   Net Income (Loss) Before Accounting
    Changes and Preferred Dividends     114      (166)         -
   Accounting Changes                     0          0         -
                                      -----     -----
   Net Income (Loss) Before
     Preferred Dividends                114      (166)         -
   Preferred Dividends                    6          7       0.0
                                      -----     -----
   American Express' share of Lehman's
     Net Income (Loss)                 $108     ($173)         -
                                      =====     =====

                                           Lehman Brothers
                                         Statement of Income
                                             (Unaudited)

                                    Twelve Months Ended
                                         December 31,     Percentage
                                        1993      1992     Inc/(Dec)
   Revenues:
     Commissions                       $488      $446        9.4%
     Market Making and Principal
      Transactions                    1,644     1,122       46.5
     Investment Banking                 802       674       19.0
     Interest and Dividends           5,692     5,435        4.7
     Other                              135       153      (11.3)
                                      -----     -----
              Total Revenues          8,761     7,830       11.9
     Interest Expense                 5,232     4,952        5.7
                                      -----     -----
              Net Revenues            3,529     2,878       22.6
                                      -----     -----
   Non-Interest Expenses:
     Compensation and Benefits        1,842     1,574       17.0
     Communications                     192       184        4.4
     Occupancy and Equipment            150       143        5.4
     Depreciation and Amortization      113        96       17.0
     Advertising and Market
      Development                       128       121        5.7
     Brokerage, Commissions and
      Clearance Fees                    172       169        2.0
     Professional Services              163       146       11.6
     Other                              172       559      (69.1)
     Computervision Writedown             0       245          -
                                      -----     -----
       Total Non-Interest Expenses    2,932     3,237       (9.4)
                                      -----     -----
                                        597      (359)         -
   Businesses Sold                     (326)      264          -
                                      -----     -----
   Income (Loss) Before Taxes           271       (95)         -
   Income Tax Provision (Benefit)       373        21          #
                                      -----     -----
   Net Income (Loss) Before Accounting
    Changes and Preferred Dividends    (102)     (116)      12.8
   Accounting Changes                     0        (8)         -
                                      -----     -----
   Net Income (Loss) Before
    Preferred Dividends                (102)     (124)      18.0
   Preferred Dividends                   25         25       0.0
                                      -----     -----
   American Express' share of Lehman's
     Net Income (Loss)                ($127)    ($149)      14.9
                                      =====     =====

   Notes: Certain prior year amounts have been reclassified to conform to the current year's presentation. In consideration of the sales of The Boston Company (TBC) and Lehman's retail and asset
   management businesses (SLBD), revenues from these businesses are excluded from reported revenues in all periods presented. Included in the fourth quarter 1992 Businesses Sold are pretax results of
   $40.3 million for TBC and $20.9 million for SLBD.  Net income for
   TBC and SLBD for the fourth quarter 1992 was $21.0 million and
   $12.1 million, respectively. The following chart details the components of Lehman's full year net income (loss) before accounting changes and preferred dividends:
                                     Twelve Months Ended December 31,
                                         1993               1992
                                  Pretax After-tax      Pretax  After-tax
   Gain on Sale of TBC            $202.0    $165.0
   Loss on Sale of SLBD           (535.0)   (630.0)
   Non-Core Business Reserves     (151.5)   (100.0)
                                   -----     -----
                                  (484.5)   (565.0)
   TBC Operations                   41.8      24.4      $151.3     $76.9
   SLBD Operations                 117.0      63.2       112.2      54.8
                                  ------    ------      ------     -----
   Businesses Sold                (325.7)   (477.4)      263.5     131.7
   Lehman Brothers' Operations     596.4     375.8     (358.9)    (248.2)
                                  ------    ------      ------     -----
   Income (Loss) Before Accounting
    Changes and Preferred
      Dividends                   $270.7   ($101.6)    ($95.4)   ($116.5)
                                  ======    ======      ======     =====

   # Denotes variance of more than 100%.


   (Preliminary)

                                     Lehman Brothers (continued)
                                  Selected Statistical Information
                                             (Unaudited)

   (Amounts in millions, except percentages and where indicated)

                                    Three Months Ended
                                         December 31,     Percentage
                                        1993      1992     Inc/(Dec)

   Total Stockholders' Equity        $2,052    $2,361      (13.1%)
   Tangible Equity                   $1,778    $1,209       47.1
   Return on Average Stockholders'
     Equity*                           22.4%        -          -

                                    Twelve Months Ended
                                         December 31,     Percentage
                                        1993      1992     Inc/(Dec)

   Total Stockholders' Equity        $2,052    $2,361      (13.1%)
   Tangible Equity                   $1,778    $1,209       47.1
   Return on Average Stockholders'
     Equity*                           18.0%        -          -


   * Calculated based on the net income of remaining businesses, before recognizing the net loss on the sales of TBC and SLBD.

   Note: Certain prior year amounts have been reclassified/restated to conform to the current year's presentation.

    AMERICAN EXPRESS COMPANY
    PRO FORMA IMPACT OF SPIN-OFF OF LEHMAN BROTHERS
    ($ millions, except per share amounts - preliminary, unaudited)

                                                              American
                                       American                Express
    Twelve months ended                 Express    Lehman    Continuing
    December 31, 1993              Consolidated   Brothers   Operations

    Net income excluding items
      listed (A)                       $1,548      $376       $1,172

      Gain on FDC secondary offering      433         0          433
      Gain on sale of TBC                 165       165            0
      Loss on sale of SLBD               (630)     (630)           0
      Non-core business reserves         (100)     (100)           0
      Net income of TBC / SLBD             87        87            0
      Lehman Brothers preferred
       dividend to Nippon Life            (25)      (25)           0
                                        -----      ----       ------
    Net income / (loss), as reported    1,478      (127) (1)   1,605

    Pro Forma adjustments
    Interest on capital infusion (2)                 50          (23)
    New preferred dividend to American
      Express (3)                                   (16)          16
    Pro Forma net income to common                 ----       ------
      shareholders                                 ($93)
    Pro Forma net income                           ====       $1,598
                                                              ======
    EPS excluding items listed
      above (A)                         $3.06                  $2.30
                                        =====                  =====
    EPS, as reported                    $2.92                  $3.17
                                        =====                  =====
    Pro Forma EPS                                              $3.16
                                                               =====
   (1) Lehman Brothers reported net loss of $102 before Nippon Life preferred dividend of $25.
   (2) Lehman Brothers new capital ($1,250) used to pay down debt at 4% after-tax; American Express lost interest income on $1,090 at 2% after-tax.
   (3) Estimated fixed rate of 8% on new Lehman Brothers preferred security owned by American Express.


    As of December 31, 1993

    Lehman Brothers shareholders'
      equity                                     $2,052
      Additional capital ($890 common and         1,250
      $200 preferred from American               ------
      Express, $160 common from Lehman
      Brothers employees)

    Pro Forma Lehman Brothers
      shareholders' equity                       $3,302
                                                 ======

    American Express shareholders'
      equity                                                  $8,734
      Lehman Brothers shareholders' equity        2,052
      Less Nippon Life preferred stock             (508)
                                                  -----
      American Express investment in
        Lehman Brothers                           1,544

      American Express purchase of
        additional Lehman common equity             890
      Dividend of American Express                -----
        investment in Lehman common equity        2,434       (2,434)
                                                              ------
    Pro Forma American Express shareholders' equity           $6,300
                                                              ======

                                                                    Lehman
                                    American   American            Brothers
                                     Express    Express     Lehman    Pro
  Preliminary 1993 selected      Consolidated  Pro Forma   Brothers  Forma
  statistical information

  Net income as described above (A)  $1,548    $1,165 (4)    $376    $426 (5)
  Assets at December 31             171,000    90,000      81,000  81,000
  Shareholders' equity at
    December 31                       8,734     6,300        2,052   3,302
  Return on average shareholders'
    equity                             19.1%     20.7%       18.1%   12.8%
  Return on average assets             0.86%     1.35%       0.40%   0.45%
  Average leverage                     22.3x     15.4x       45.2x   28.3x

    (4) Pro Forma net income reflects $1,172 less lost interest of $23 on capital infusion plus income from new preferred security of $16.
    (5) Pro Forma net income before preferred dividends ($376 plus interest benefit of $50 on capital infusion).

                               SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  AMERICAN EXPRESS COMPANY


                              By: /s/ Stephen P. Norman
                                 ----------------------------
                              Name:  Stephen P. Norman
                              Title: Secretary



Dated:  January 24, 1994